As filed with the Securities and Exchange Commission on April 29, 2003

                                                     Registration No. 333-102086
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                  TO FORM S-3
                                       ON
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              OLD NATIONAL BANCORP
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

          INDIANA                                            6021
-------------------------------                  ---------------------------
(State or other jurisdiction of                  Primary Standard Industrial
incorporation or organization)                   Classification Code Number

                                   35-1539838
                       ---------------------------------
                       (IRS Employer Identification No.)

           420 Main Street, Evansville, Indiana 47708, (812) 464-1434
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         (Agent for Service)                               (Copies to)

      Jeffrey L. Knight, Esq.                         Timothy M. Harden, Esq.
Senior Vice President, Corporate Secretary           Michael J. Messaglia, Esq.
        and General Counsel                              Krieg DeVault LLP
        Old National Bancorp                         2800 One Indiana Square
            P.O. Box 718                        Indianapolis, Indiana 46204-2017
        Evansville, IN 47705                              (317) 636-4341
           (812) 464-1363

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
Title of each class        Amount                 Proposed maximum          Proposed maximum           Amount of
of securities              to be                  offering price            aggregate offering         registration
to be registered           registered             per unit *                price *                    fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value               5,000,000  shares      $24.30                    $121,500,000               $11,178.00**
====================================================================================================================

* The proposed maximum offering price per share and in the aggregate is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and is based on $24.30, which was the average of the high and low price of the Company's Common Stock as reported by the New York Stock Exchange on December 18, 2002.
** Old National Bancorp previously paid this registration fee with the filing of its registration statement on Form S-3 (File No. 333-102086), filed with the Commission on December 20, 2002.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 29, 2003

PROSPECTUS

                              OLD NATIONAL BANCORP

                        5,000,000 SHARES OF COMMON STOCK

Resale of Shares by Selling Shareholders

         We may, from time to time, make acquisitions. Such acquisitions will not be registered under the Securities Act or any state securities laws; however, persons that acquire shares from us pursuant to such acquisitions may, with our written consent, use this prospectus to resell such shares of our common stock. Sales by such persons may be made in a number of ways, including, without limitation:

         o through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;
         o directly to purchasers or through agents, brokers, dealers or underwriters; and
         o at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Selling shareholders may effect such transactions by selling the shares to or through broker-dealers or underwriters. These broker-dealers, if used, may receive discounts, concessions or commissions from the selling shareholders or from the purchaser of the shares. The selling shareholders will receive the purchase price of the shares of stock sold less any such discounts, concessions or commissions. The selling shareholders will be responsible for any such discounts, concessions or commissions. We will not receive any proceeds from the sale of the shares by the selling shareholders.

         We will furnish this prospectus to the security holders of the companies that we intend to acquire prior to the completion of the acquisition. In addition, if we consummate any acquisition that would have a material financial effect on us, a post-effective amendment to this registration statement will be filed.

Other Information

         Our common stock is traded on the New York Stock Exchange under the ticker symbol "ONB."

These securities are not savings or deposit accounts or other obligations of a bank and are not insured by the FDIC or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                   The date of this prospectus is _____, 2003

                                TABLE OF CONTENTS


FORWARD-LOOKING STATEMENTS...............................................2

WHERE YOU CAN FIND MORE INFORMATION......................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................2

OLD NATIONAL BANCORP.....................................................3

REGULATORY MATTERS.......................................................4

USE OF PROCEEDS..........................................................4

SELLING SHAREHOLDERS.....................................................4

PLAN OF DISTRIBUTION.....................................................4

LEGAL MATTERS............................................................6

EXPERTS..................................................................6

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request. The name, address and telephone number to which security holders may make this request can be found in the section entitled "Incorporation of Certain Documents by Reference".

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

         This prospectus (including information contained in an accompanying prospectus supplement and information we include or incorporate into this prospectus) contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:

         o competitive pressures among depository and other financial institutions may increase significantly;
         o        changes in the interest rate environment may reduce margins;
         o general economic or business conditions, either nationally or in the states in which we are doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;
         o legislative or regulatory changes may adversely affect the businesses in which we are engaged;
         o technological changes may be more difficult or expensive than anticipated; and
         o        changes may occur in the securities markets.

         We caution you that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance achievements we have anticipated in such forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act, which governs the registration and distribution of securities. The Form S-4, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the Form S-4 from this prospectus.

         In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet site that contains reports, proxy statements, information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to other documents we previously filed with the SEC. If you request, we will provide you with any information we incorporate into this prospectus. Such information is available without charge to each person, including any beneficial owner, to whom we deliver a prospectus. Your request should be made, in writing or orally, to Jeffrey L. Knight, Senior Vice President, Corporate Secretary and General

Counsel, Old National Bancorp, 420 Main Street, P.O. Box 718, Evansville, Indiana 47705, telephone number: (812) 464-1363.

         The following documents we previously filed with the SEC contain important information about us and are incorporated by reference in this Registration Statement:

         o Annual Report on Form 10-K for the year ended December 31, 2002;
         o Current Reports on Form 8-K, filed on March 12, 2003 and April 24, 2003;
         o        Definitive Proxy Statement on Schedule 14A filed on March 15,
                  2003;
         o The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 7, 2002; and
         o The description of our Preferred Stock Purchase Rights contained in our Registration Statements on Form 8-A, filed on March 1, 1990 and filed on March 1, 2000, including the Rights Agreement, dated March 1, 1990, as amended on March 1, 2000, between Old National and Old National Bank in Evansville, as Trustee.

         All reports and documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the shares will be deemed to be incorporated by reference into this prospectus and to be made a part of this prospectus from the date of filing such reports or documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a later document that is also incorporated by reference.

                              OLD NATIONAL BANCORP

         We are a bank holding company that operates 133 banking offices and 252 ATM locations in Indiana, Illinois and Kentucky through our bank subsidiaries. These banks provide a wide range of financial services, including:

         o        commercial, consumer and real estate loans;
         o        deposit products;
         o        issuing and servicing credit cards;
         o        leasing;
         o        letters of credit; and
         o        safe deposit facilities.

         We also own nonbank subsidiaries which provide additional financial services incidental to its operations, including:

         o        securities brokerage services;
         o        fiduciary and trust services;
         o        investment services; and
         o issuance and reinsurance of credit life, accident, health, life, property and casualty insurance.

         We were incorporated in 1982 in the State of Indiana as the holding company of Old National Bank in Evansville, Indiana. Old National Bank has provided banking services since 1834. We began an acquisition program in 1985 and have acquired 38 financial institutions since that time. We continue to explore opportunities to acquire banks, savings associations and non-bank companies and are currently reviewing and analyzing potential acquisitions, as well as engaging in discussions or negotiations concerning potential acquisitions. There can be no assurance that any of these discussions or negotiations will result in definitive agreements or consummated acquisitions.

         As a legal entity separate and distinct from its bank and non-bank subsidiaries, our principal sources of revenues are dividends and fees from its bank and non-bank subsidiaries. The subsidiaries that operate in the banking, insurance and securities business can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state regulatory authorities.


                               REGULATORY MATTERS

         As a bank holding company, we are subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. For a discussion of certain material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and certain specific information relevant to us, see our annual report on Form 10-K for the fiscal year ended December 31, 2002 which is incorporated by reference into this prospectus.

         This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders or creditors. The various government rules, regulations and requirements that apply to us impact our business and activities. A change in applicable statutes, rules, regulations and requirements that apply to us impact business and activities may have a material effect on our business and earnings. In addition, our business and earnings are affected by general economic conditions, legislation and actions of regulatory authorities.

         Under policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its bank subsidiaries and to commit resources to support such banks. As a result, the Federal Reserve may require us to commit resources to our bank subsidiaries.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock offered hereby. All proceeds from the sale of such shares of our common stock will be received by the selling shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution."


                              SELLING SHAREHOLDERS

         This prospectus relates to the offer for sale or other distribution of shares of our common stock by persons who will acquire shares of our common stock in connection with our acquisition of businesses. Such selling shareholders will be identified from time to time by supplements to this prospectus.


                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling shareholders to be named in a prospectus supplement, by their permitted donees or transferees, or by their other successors in interest. The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling shareholder may reserve the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

         The selling shareholders may offer their shares at various times in one or more of the following transactions:

         o in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

         o in transactions involving cross or block trades or otherwise on The New York Stock Exchange;

         o in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

         o in transactions "at the market" to or through market makers in the common stock or into an existing market for our common stock;

         o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

         o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

         o        in privately negotiated transactions; or

         o        in a combination of any of the foregoing transactions.

         The selling shareholders also may sell their shares in accordance with Rule 144 under the Securities Act.

         From time to time, one or more of the selling shareholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling shareholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling shareholders also may transfer and donate shares in other permitted circumstances. The number of shares beneficially owned by selling shareholders who transfer, donate, pledge or grant a security interest in their shares will decrease as and when the selling shareholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the permitted transferees, donees or other successors in interest will be selling shareholders for purposes of this prospectus.

         The selling shareholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling shareholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling shareholders can presently estimate the amount of such compensation.

         If a selling shareholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

         We intend to advise the selling shareholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

         We may agree to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

         It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

         We will bear all expenses (other than selling commissions, underwriting discounts and fees and expenses of counsel to any selling shareholder) of the selling shareholders in connection with the registration and sale of the shares pursuant to this registration statement. To the extent required, we will file during any period in which offers or sale are being made, one or more supplements to this prospectus to set forth the name of selling stockholders and any other material information with respect to the plan of distribution not previously disclosed.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of shares of our common stock offered pursuant to this prospectus will be passed upon for us by Krieg DeVault LLP, Indianapolis, Indiana.

                                     EXPERTS

         Our consolidated financial statements incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on April 28, 2003.

                                      OLD NATIONAL BANCORP


                                      By: /s/ JAMES A. RISINGER
                                          -------------------------------------
                                          James A. Risinger
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below as of April 28, 2003.

Name                             Title

/s/ JAMES A. RISINGER            Chairman of the Board, Director, President and
---------------------------      Chief Executive Officer (Principal Executive
James A. Risinger                Officer)


/s/ JOHN S. POELKER*             Executive Vice President (Principal Financial
---------------------------      Officer and Principal Accounting Officer)
John S. Poelker


/s/ RICHARD J. BOND*             Director
---------------------------
Richard J. Bond


/s/ ALAN W. BRAUN*               Director
---------------------------
Alan W. Braun


/s/ LARRY E. DUNIGAN*            Director
---------------------------
Larry E. Dunigan


/s/ DAVID E. ECKERLE*            Director
---------------------------
David E. Eckerle


/s/ NIEL C. ELLERBROOK*          Director
---------------------------
Niel C. Ellerbrook

/s/ DOUGLAS D. FRENCH*           Director
---------------------------
Douglas D. French


/s/ ANDREW E. GOEBEL*            Director
---------------------------
Andrew E. Goebel


/s/ PHELPS L. LAMBERT*           Director
---------------------------
Phelps L. Lambert

/s/ LUCIEN H. MEIS*              Director
---------------------------
Lucien H. Meis


/s/ LOUIS L. MERVIS*             Director
---------------------------
Louis L. Mervis


/s/ RONALD B. LANKFORD*          Director
---------------------------
Ronald B. Lankford


/s/ JOHN N. ROYCE*               Director
---------------------------
John N. Royce


/s/ MARJORIE Z. SOYUGENC*        Director
---------------------------
Marjorie Z. Soyugenc


/s/ KELLY N. STANLEY*            Director
---------------------------
Kelly N. Stanley


/s/ CHARLES D. STORMS*           Director
---------------------------
Charles D. Storms

* By: /s/ JEFFREY L. KNIGHT      Attorney-in-Fact
      ----------------------
      Jeffrey L. Knight

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

         Chapter 23-1-37 of the Indiana Business Corporation Law (the "IBCL") gives corporations the power to indemnify officers and directors under certain circumstances.

         The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant will indemnify, under certain circumstances, any person which is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Corporation against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them.

         Additionally, under the IBCL, a director of the Registrant will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation; and
(2) such breach or failure to perform constitutes willful misconduct or recklessness.

         The Registrant also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         See "Item 22. Undertakings" for a description of the SEC's position regarding the indemnification of directors and officers for liabilities arising under the Securities Act.

Item 21.  Exhibits and Financial Statement Schedules.

         (a) The exhibits to this registration statement are listed in the attached Exhibit Index.

         (b) Not applicable

         (c) Not applicable

Item 22.  Undertakings.

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  EXHIBIT INDEX

   Exhibit Number          Document
   --------------          --------

         4.1 Rights Agreement, dated March 1, 1990, as amended on March 1, 2000, between the Registrant and Old National Bank in Evansville, as Trustee (incorporated by reference to Form 8-A, dated March 1, 1990 and Form 8-A, dated March 1, 2000).

         5.1               Opinion of Krieg DeVault LLP.

         23.1 Consent of Krieg DeVault LLP (included in Exhibit 5.1 to this Registration Statement).

         23.2              Consent of PricewaterhouseCoopers LLP.

         24.1              Power of Attorney.







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